UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 18, 2011

Commission File Number 333-161795

FOREX INTERNATIONAL TRADING CORP.
(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

49 Front Street, Suite 206
Rockville Centre, New York 11570
(Address of principal executive offices)

888-333-8075
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

Item 7.01	Regulation FD Disclosure

On July 12, 2011, Forex International Trading Corp. M.S. Ltd. (“FIT”), an Israeli corporation and a wholly owned subsidiary of Forex International Trading Corp. (the “Company”), entered into a Joint Venture Agreement with Heffernan Capital Management Co Ltd (the “Partner”) whereby the joint venture shall seek to develop a forex trading platform using the platform licensed to the Company pursuant to the Software Licensing Agreement with Triple 8 Limited dated April 12, 2010.  In accordance with the joint venture, the Partner shall be responsible for all marketing operations.  FIT and the Partner shall split all profit evenly.  The term if the joint venture is six months.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Joint Venture Agreement between Forex International Trading Corp. M.S. Ltd. and Heffernan Capital Management Co Ltd dated July 12, 2011

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FOREX INTERNATIONAL TRADING CORP.

Date: July 19, 2011	By:	/s/ Darren Dunckel
Name: Darren Dunckel
Title: CEO, President, CFO, Secretary, Treasurer and Director

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